EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 2 on Form S-8 to Form S-4, and

(3)	Registration Statement (Form S-8 No. 333-48002) pertaining to the PolyOne Corporation 2000 Stock Incentive Plan;
of our report dated February 24, 2006 except Notes B, E and S as to which the date is November 29, 2006, with respect to the consolidated financial statements and schedule of PolyOne Corporation, and our report dated February 24, 2006 except for the effects of the material weakness described in the sixth paragraph of such report, as to which the date is November 29, 2006 on PolyOne Corporation management’s revised assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of PolyOne Corporation, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2005.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
November 29, 2006